SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 29, 2012

PACIFIC ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21467	41-2170618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Second Amended and Restated Credit Agreement

On October 29, 2012, Pacific Ethanol Holding Co. LLC, Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton LLC and Pacific Ethanol Magic Valley, LLC (collectively, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement (“Restated Credit Agreement”) dated October 29, 2012 with the parties thereto from time to time as Lenders (“Lenders”), Wells Fargo Bank, National Association as administrative agent for the Lenders and as collateral agent for the senior secured parties (“Agent”) and Amarillo National Bank, as accounts bank. The Borrowers are direct and indirect wholly-owned subsidiaries of New PE Holdco LLC (“New PE Holdco”). Pacific Ethanol, Inc. (the “Company”) holds a 67% ownership interest in New PE Holdco.

The Restated Credit Agreement provides for a revolving credit facility of up to $40.0 million, a term loan of $25.0 million (“Tranche A-1 Loan”) and a term loan of $26.3 million (“Tranche A-2 Loan”). Under the terms of the Restated Credit Agreement, $39.5 million of the combined revolving loans and term loans has a maturity date of June 25, 2013 and $51.8 million of the combined revolving loans and term loans has a maturity date of June 30, 2016.

Loans made under the Restated Credit Agreement consist, at the election of the Borrowers, of Eurodollar Loans and/or Base Rate Loans. Interest accrues under the Eurodollar Loans at a rate per annum equal to (a) the rate obtained by dividing (i) the one-month London Interbank Offered Rate (“LIBOR”) for the relevant interest period (but in no event less than 4%) by (ii) a percentage equal to (1) 100% minus (2) the Eurodollar Reserve Percentage (as determined by the Board of Governors of the Federal Reserve System) for the relevant period, plus (b) the applicable margin of 10%. Interest accrues under the Base Rate Loans at a rate per annum equal to (A) the higher of (x) the Federal Funds Effective Rate (equal to the weighted average of the rates on overnight federal funds transactions with member of the Federal Reserve System) plus 0.50%, (y) the rate of interest as publicly announced by Wells Fargo Bank as its “prime rate” or (z) the one-month LIBOR plus 1.0%, plus the applicable margin of 10%.

Interest under the loans is payable monthly in cash; provided that so long as no default or event of default has occurred or is continuing under the Restated Credit Agreement, monthly interest payments due to certain of the Lenders with respect to any period prior to June 25, 2013, may, at the option of Borrowers, be deferred and added to the portion of the Tranche A-1 Loan due June 30, 2016. In addition, the Borrowers are required to pay an unused line fee at a rate equal to 2.0% per annum as well as other customary fees and expenses associated with the credit facility.

The Borrowers’ obligations under the Restated Credit Agreement are secured by a security interest in all of their assets and all equity interests in the Borrowers in favor of Agent and Lenders. Except with respect to obligations of the Borrowers under the Credit Agreement (as defined below), the security interest of the Lenders under the Restated Credit Agreement will rank no less than pari passu in priority of payment, in right of security and in all other respects to substantially all other indebtedness of the Borrowers, in each case subject to the terms of the Intercreditor Agreement (defined below).

2

The Restated Credit Agreement contains numerous customary representations, warranties, affirmative and negative covenants and other customary terms and conditions, including events of default (including upon the occurrence of an event of default with respect to any indebtedness owed by the Company) and remedies in favor of Agent and Lenders. The Restated Credit Agreement also contains restrictions on the creation or incurrence of additional indebtedness (other than pursuant to the Credit Agreement) and on distributions of funds from the Borrowers to any affiliates of the Borrowers, including the Company.

The Restated Credit Agreement also contains financial covenants concerning certain of the Borrowers’ budgeted expenses. Specifically, the Borrowers shall not permit amounts disbursed pursuant to the categories in the budget related to the asset management agreement among the Borrowers and the Company and operating disbursements to exceed their respective budgeted amounts by more than 10%.

Subject to the terms of the Intercreditor Agreement (as defined below), the Borrowers have the right at any time, and from time to time, to prepay the revolving loans and Tranche A-1 Loans (and following the payment in full of the revolving loans and Tranche A-1 Loans, the Tranche A-2 Loans), in whole or in part. However, in the event of any prepayment of the Tranche A-1 Loans that have a maturity date of June 30, 2016, the Borrowers shall pay a prepayment premium equal to the present value as of the date of such payment of all interest payments which would have accrued, from the date of such payment through June 30, 2016. The present value of such interest payments shall be computed using a discount rate, applied quarterly, equal to the Treasury Rate as of such prepayment date plus 50 basis points. The Restated Credit Agreement also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets. Certain mandatory prepayments will not be subject to the above-referenced prepayment premium.

The Borrowers paid a consent fee to certain of the Lenders, equal to 0.25% of such Lenders’ respective commitments and paid the legal fees of legal counsel to Agent and Lenders.

The description of the Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Credit Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2012.

Credit Agreement

On October 29, 2012, the Borrowers entered into a Credit Agreement (“Credit Agreement”) dated October 29, 2012 with the Lenders, Agent, as administrative agent for the Lenders and as collateral agent for the senior secured parties, Credit Suisse Loan Funding LLC, as syndication agent, and Amarillo National Bank, as accounts bank.

The Credit Agreement provides for a revolving credit facility of up to $10.0 million. Provided there exists no default or event of default under the Credit Agreement, the Borrowers may request (with a maximum of 5 requests) increases in the amount of the facility in increments of not less than $1.0 million, up to a maximum credit limit of $5.0 million. Lenders have no obligation to agree to such a request. Loans made under the Credit Agreement mature on June 25, 2013 or such later date on or prior to June 25, 2016, as may be agreed to by Lenders (excluding certain non-voting Lenders) holding in excess of 50% of the outstanding principal amount of the loans and the undisbursed amount of the aggregate lending commitment. Any extension of the maturity date will be in increments of one calendar year.

3

Loans made under the Credit Agreement consist, at the election of the Borrowers, of Eurodollar Loans and/or Base Rate Loans. Interest accrues under the Eurodollar Loans at a rate per annum equal to (a) the rate obtained by dividing (i) the one-month London Interbank Offered Rate (“LIBOR”) for the relevant interest period (but in no event less than 4%) by (ii) a percentage equal to (1) 100% minus (2) the Eurodollar Reserve Percentage (as determined by the Board of Governors of the Federal Reserve System) for the relevant period, plus (b) the applicable margin. Interest accrues under the Base Rate Loans at a rate per annum equal to (A) the higher of (x) the Federal Funds Effective Rate (equal to the weighted average of the rates on overnight federal funds transactions with member of the Federal Reserve System) plus 0.50%, (y) the rate of interest as publicly announced by Wells Fargo Bank as its “prime rate” or (z) the one-month LIBOR plus 1.0%, plus the applicable margin. With respect to both the Eurodollar Loans and Base Rate Loans, the applicable margin is 5.5%; provided that for any loans for which interest is paid as Capitalized Interest (as defined below), the applicable margin shall be deemed to have been 8.0% per annum for the period for which interest is so paid.

Interest under the loans is payable monthly in cash; provided that so long as no default or event of default has occurred or is continuing under the Credit Agreement, monthly interest payments due to the Lenders may, at the option of Borrowers, be deferred and added to the outstanding principal amount of the loans (the “Capitalized Interest”). In addition, the Borrowers are required to pay an unused line fee at a rate equal to 2.0% per annum as well as other customary fees and expenses associated with the Credit Agreement.

The Borrowers’ obligations under the Credit Agreement are secured by a security interest in all of their assets and all equity interests in the Borrowers in favor of Agent and Lenders. The security interest of the Lenders under the Credit Agreement will rank no less than pari passu in priority of payment, in right of security and in all other respects to substantially all other indebtedness of the Borrowers, in each case subject to the terms of the Intercreditor Agreement.

The Credit Agreement contains numerous customary representations, warranties, affirmative and negative covenants and other customary terms and conditions, including events of default (including upon the occurrence of an event of default with respect to any indebtedness owed by the Company) and remedies in favor of Agent and Lenders. The Credit Agreement also contains restrictions on the creation or incurrence of additional indebtedness and on distributions of funds from the Borrowers to any affiliates of the Borrowers, including the Company

The Credit Agreement also contains financial covenants concerning certain of the Borrowers’ budgeted expenses. Specifically, the Borrowers shall not permit amounts disbursed pursuant to the categories in the budget related to the asset management agreement among the Borrowers and the Company and operating disbursements to exceed their respective budgeted amounts by more than 10%.

Subject to the terms of the Intercreditor Agreement, the Borrowers have the right at any time, and from time to time, to prepay the revolving loans under the Credit Agreement. The Credit Agreement also provides for mandatory prepayments in connection with certain customary events, including any sale of material assets.

4

The Borrowers paid the legal fees of legal counsel to Agent and certain of the Lenders.

The description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2012.

Intercreditor Agreement

On October 29, 2012, the Borrowers entered into an Intercreditor Agreement (“Intercreditor Agreement”) dated October 29, 2012 with Agent, as collateral agent. The Intercreditor Agreement provides, among other things, that the amounts owed by the Borrowers under the Credit Agreement shall be senior in right and payment to the payment of amounts owed by the Borrowers under the Restated Credit Agreement. In addition, pursuant to the terms of the Intercreditor Agreement, the Lenders under the Restated Credit Agreement have agreed to continue, and make certain additional extensions of, credit to the Borrowers pursuant to the terms of the Restated Credit Agreement, upon, among other terms and conditions, the conditions that (i) obligations of Borrowers under the Restated Credit Agreement shall be secured by a second priority lien on, and security interests in, the collateral under the Restated Credit Agreement, and (ii) subject to the terms and conditions contained in the Intercreditor Agreement, the payment of certain obligations under the Restated Credit Agreement shall be subordinate and subject in right and time of payment to the prior discharge of amounts owed by the Borrowers under the Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On October 29, 2012, the Borrowers obtained (i) a restated credit facility by entering into the Restated Credit Agreement and (ii) a new credit facility by entering into the Credit Agreement, all as described above under Item 1.01. The disclosures contained above under Item 1.01 are incorporated herein by reference.

(b) Not applicable.

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2012	PACIFIC ETHANOL, INC.

	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright
Vice President, General Counsel & Secretary

6